INVESTMENT ADVISORY AGREEMENT
                       CLAYMORE EXCHANGE-TRADED FUND TRUST

THIS INVESTMENT ADVISORY AGREEMENT (the "Agreement"), dated as of September 28, 2009, between Claymore Exchange-Traded Fund Trust, a Delaware statutory trust (the "Trust"), and Claymore Advisors, LLC, a Delaware limited liability company (the "Adviser").

WHEREAS, the Trust, an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), is authorized to issue an unlimited number of shares with each series; and in separate series representing interests in a separate portfolio of securities and other assets; and

WHEREAS, the Trust intends to offer its shares in one or more such series, as listed in Exhibit A or B hereto, which may be amended from time to time to add or remove a series (each, a "Fund"), and invest the proceeds in securities,

WHEREAS, the Trust had previously retained the Adviser to render investment advisory services with respect to each Fund pursuant to an Investment Advisory Agreement between the Trust and the Adviser dated as of August 16, 2006 (May 27, 2008 with respect to the Claymore/Raymond James SB-1 Equity ETF), as amended as of May 4, 2009 (collectively, the "Prior Agreement");

WHEREAS, the Prior Agreement was terminated as a result of its assignment under the 1940 Act, whereupon the Trust and the Adviser entered into an Interim Investment Advisory Agreement as of September 28, 2009;

WHEREAS, the Trust wishes to continue to have the Adviser furnish investment advisory services to each Fund on an ongoing basis;

WHEREAS, this Agreement has been approved in accordance with the provisions of the 1940 Act, and the Adviser is willing to furnish such services upon the terms and conditions herein set forth;

NOW, THEREFORE, in consideration of the mutual premises and covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed by and between the parties hereto as follows:

         1. In General. The Adviser agrees, all as more fully set forth herein, to act as investment adviser to the Trust with respect to the investment of each Fund's assets and to supervise and arrange for the day-to-day operations of each Fund and the purchase of securities for and the sale of securities held in the investment portfolio of each Fund.

         2. Duties and Obligations of the Adviser with Respect to Investment of Assets of each Fund. Subject to the succeeding provisions of this section and subject to the direction and control of the Trust's Board of Trustees, the Adviser shall (i) act as investment adviser for and supervise and manage the investment and reinvestment of each Fund's assets and, in connection therewith, have complete discretion in purchasing and selling securities and other assets for each Fund and in voting, exercising consents and exercising all other rights appertaining to such securities and other assets on behalf of each Fund; (ii) supervise the investment program of each Fund and the composition of its investment portfolio; and (iii) arrange, subject to the provisions of paragraph 3 hereof, for the purchase and sale of securities and other assets held in the investment portfolio of each Fund. In performing its duties under this Section 2, the Adviser may delegate some or all of its duties and obligations under this Agreement to one or more investment sub- advisers, including but not limited to delegating the voting of proxies relating to

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a Fund's portfolio securities in accordance with the proxy voting policies and procedures of such investment sub-adviser; provided, however, that any such delegation shall be pursuant to an agreement with terms agreed upon by the Trust and approved in a manner consistent with the 1940 Act and provided, further, that no such delegation shall relieve the Adviser from its duties and obligations of management and supervision of the management of each Fund's assets pursuant to this Agreement and to applicable law. The Adviser shall initially determine and make such modifications to the identity and number of shares of the securities to be accepted pursuant to each Fund's benchmark index in exchange for "Creation Units" for each Fund and the securities that will be applicable that day to redemption requests received for each Fund as may be necessary as a result of rebalancing adjustments and corporate action events (and may give directions to the Trust's custodian with respect to such designations).

         3. Covenants. In the performance of its duties under this Agreement, the Adviser:

                  (a) shall at all times conform to, and act in accordance with, any requirements imposed by: (i) the provisions of the 1940 Act and the Investment Advisers Act of 1940, as amended, and all applicable Rules and Regulations of the Securities and Exchange Commission (the "SEC");
         (ii) any other applicable provision of law; (iii) the provisions of the Declaration of Trust and By-Laws of the Trust, as such documents are amended from time to time; (iv) the investment objectives and policies of each Fund as set forth in the Trust's Registration Statement on Form N-1A; and (v) any policies and determinations of the Board of Trustees of the Trust;

                  (b) will place orders either directly with the issuer or with any broker or dealer. Subject to the other provisions of this paragraph, in placing orders with brokers and dealers, the Adviser will attempt to obtain the best price and the most favorable execution of its orders. In placing orders, the Adviser will consider the experience and skill of the firm's securities traders as well as the firm's financial responsibility and administrative efficiency. Consistent with this obligation, the Adviser may select brokers on the basis of the research, statistical and pricing services they provide to each Fund and other clients of the Adviser. Information and research received from such brokers will be in addition to, and not in lieu of, the services required to be performed by the Adviser hereunder. A commission paid to such brokers may be higher than that which another qualified broker would have charged for effecting the same transaction, provided that the Adviser determines in good faith that such commission is reasonable in terms either of the transaction or the overall responsibility of the Adviser to each Fund and its other clients and that the total commissions paid by such Fund will be reasonable in relation to the benefits to the Fund over the long-term. In no instance, however, will a Fund's securities be purchased from or sold to the Adviser, or any affiliated person thereof, except to the extent permitted by the SEC or by applicable law; and

                  (c) will treat confidentially and as proprietary information of each Fund all records and other information relative to each Fund, and each Fund's prior, current or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the applicable Fund, which approval shall not be unreasonably withheld and may not be withheld where the Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by such Fund.

         4. Services Not Exclusive. Nothing in this Agreement shall prevent the Adviser or any officer, employee or other affiliate thereof from acting as investment adviser for any other person, firm or corporation, or from engaging in any other lawful activity, and shall not in any way limit or restrict the

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

Adviser or any of its officers, employees or agents from buying, selling or trading any securities for its or their own accounts or for the accounts of others for whom it or they may be acting; provided, however, that the Adviser will undertake no activities which, in its judgment, will adversely affect the performance of its obligations under this Agreement.

         5. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Adviser hereby agrees that all records which it maintains for each Fund are the property of the Trust and further agrees to surrender promptly to the Trust any such records upon the Trust's request. The Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

         6. Agency Cross Transactions. From time to time, the Adviser or brokers or dealers affiliated with it may find themselves in a position to buy for certain of their brokerage clients (each an "Account") securities which the Adviser's investment advisory clients wish to sell, and to sell for certain of their brokerage clients securities which advisory clients wish to buy. Where one of the parties is an advisory client, the Adviser or the affiliated broker or dealer cannot participate in this type of transaction (known as a cross transaction) on behalf of an advisory client and retain commissions from one or both parties to the transaction without the advisory client's consent. This is because in a situation where the Adviser is making the investment decision (as opposed to a brokerage client who makes his own investment decisions), and the Adviser or an affiliate is receiving commissions from both sides of the transaction, there is a potential conflicting division of loyalties and responsibilities on the Adviser's part regarding the advisory client. The Securities and Exchange Commission has adopted a rule under the Investment Advisers Act of 1940, as amended, which permits the Adviser or its affiliates to participate on behalf of an Account in agency cross transactions if the advisory client has given written consent in advance. By execution of this Agreement, the Trust authorizes the Adviser or its affiliates to participate in agency cross transactions involving an Account. The Trust may revoke its consent at any time by written notice to the Adviser.

         7. Expenses. During the term of this Agreement, the Adviser will bear all costs and expenses of its employees and any overhead incurred in connection with its duties hereunder and shall bear the costs of any salaries or trustees fees of any officers or trustees of the Trust who are affiliated persons (as defined in the 1940 Act) of the Adviser.

         During the term of this Agreement for each Fund issued on Exhibit A hereto, the Adviser shall pay all of the expenses of the Fund, except for the fee payments under this Agreement, payments under the Fund's 12b-1 plan, if any, brokerage expenses, taxes, interest, litigation expenses and other extraordinary expenses.

         8. Compensation of the Adviser. Each Fund agrees to pay to the Adviser and the Adviser agrees to accept as full compensation for all services rendered by the Adviser as such, a fee accrued daily and paid monthly in arrears at an annual rate equal to the percentage of the Fund's average daily net assets set forth on Exhibit A or B hereto, as applicable. For any period less than a month during which this Agreement is in effect, the fee shall be prorated according to the proportion which such period bears to a full month of 28, 29, 30 or 31 days, as the case may be.

         9. Limitation on Liability.

                  (a) The Adviser will not be liable for any error of judgment or mistake of law or for any loss suffered by Adviser or by the Trust in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its duties under this Agreement.

                  (b) Each Fund may, but shall not be required to, make advance payments to the Adviser in connection with the expenses of the Adviser in defending any action with respect to which damages or equitable relief might be sought against the Adviser under this Section (which payments shall be reimbursed to the applicable Fund by the Adviser as provided below) if the Fund receives (i) a written affirmation of the Adviser's good faith belief that the standard of conduct necessary for the limitation of liability in this Section has been met and (ii) a written undertaking to reimburse the applicable Fund whether or not the Adviser shall be deemed to have liability under this Section, such reimbursement to be due upon (1) a final decision on the merits by a court or other body before whom the proceeding was brought as to whether or not the Adviser is liable under this Section or (2) in the absence of such a decision, upon the request of the Adviser for reimbursement by a majority vote of a quorum consisting of trustees of the Trust who are neither "interested persons" of the Trust (as defined in Section 2(a)(19) of the 1940 Act) nor parties to the proceeding ("Disinterested Non-Party Trustees"). In addition, at least one of the following conditions must be met: (A) the Adviser shall provide a security for such Adviser undertaking, (B) each Fund shall be insured against losses arising by reason of any lawful advance, or (C) a majority of a quorum of the Disinterested Non-Party Trustees of the Trust or an independent legal counsel in a written opinion, shall determine, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the Adviser ultimately will be found not to be liable under this Section.

         10. Duration and Termination. This Agreement shall become effective with respect to each Fund as of the date (the "Effective Date") this Agreement has been approved by (a) the vote of a majority of the Trustees who are not parties to this Agreement or interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval and (b) the vote of a majority of the outstanding voting securities of each Fund at the time outstanding and entitled to vote. Unless sooner terminated with respect to each Fund as provided herein, this Agreement shall continue in effect for a period of two years from the Effective Date. Thereafter, if not terminated, this Agreement shall continue in effect with respect to each Fund for successive periods of 12 months, provided such continuance is specifically approved at least annually by both (a) the vote of a majority of the Trust's Board of Trustees or the vote of a majority of the outstanding voting securities of each Fund at the time outstanding and entitled to vote, and (b) the vote of a majority of the Trustees who are not parties to this Agreement or interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval. Notwithstanding the foregoing, this Agreement may be terminated by the Trust at any time, without the payment of any penalty, upon giving the Adviser 60 days' notice (which notice may be waived by the Adviser), provided that such termination by the Trust shall be directed or approved by the vote of a majority of the Trustees of the Trust in office at the time or by the vote of the holders of a majority of the voting securities of each Fund at the time outstanding and entitled to vote, or by the Adviser on 60 days' written notice (which notice may be waived by the Trust). This Agreement will also immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meanings of such terms in the 1940 Act.)

         As additional series, other than the Funds, are established, the Agreement shall become effective with respect to each such series listed in Exhibit A or B, as applicable, at the annual fee set forth in such Exhibit upon the initial public offering of such new series, provided that the Trust has previously approved this Agreement for continuation as provided in this Section 10.

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

         11. Notices. Any notice under this Agreement shall be in writing to the other party at such address as the other party may designate from time to time for the receipt of such notice and shall be deemed to be received on the earlier of the date actually received or on the fourth day after the postmark if such notice is mailed first class postage prepaid.

         12. Amendment of this Agreement. This Agreement may only be amended by an instrument in writing signed by the parties hereto. Any amendment of this Agreement shall be subject to the 1940 Act.

         13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware for contracts to be performed entirely therein without reference to choice of law principles thereof and in accordance with the applicable provisions of the 1940 Act.

         14. Use of the Name Claymore. The Adviser has consented to the use by each Fund of the name or identifying word "Claymore" in the name of each Fund. Such consent is conditioned upon the employment of the Adviser as the investment adviser to each Fund. The name or identifying word "Claymore" may be used from time to time in other connections and for other purposes by the Adviser and any of its affiliates. The Adviser may require a Fund to cease using "Claymore" in the name of the Fund if such Fund ceases to employ, for any reason, the Adviser, any successor thereto or any affiliate thereof as investment adviser of such Fund.

         15. Additional Limitation of Liability. The parties hereto are expressly put on notice that a Certificate of Trust, referring to the Trust's Agreement and Declaration of Trust (the "Certificate"), is on file with the Secretary of the state of Delaware. The Certificate was executed by a trustee of the Trust on behalf of the Trust as trustee, and not individually, and, as provided in the Trust's Declaration of Trust, the obligations of the Trust are not binding on the Trust's trustees, officers or shareholders individually but are binding only upon the assets and property of the Trust, or the particular series in question, as the case may be.

         16. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on, and shall inure to the benefit of the parties hereto and their respective successors.

         17. Counterparts. This Agreement may be executed in counterparts by the parties hereto, each of which shall constitute an original counterpart, and all of which, together, shall constitute one Agreement.
                                       5

IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers, all as of the day and the year first above written.

                                                   CLAYMORE EXCHANGE-TRADED FUND
                                                   TRUST

                                                   By:   _______________________
                                                         Name:
                                                         Title:



                                                    CLAYMORE ADVISORS, LLC

                                                   By:   _______________________
                                                         Name:
                                                         Title:

                                    EXHIBIT A

As consideration for the Adviser's services to each of the Funds listed below, the Adviser shall receive from each Fund a unitary fee of the following annual percentages of the Fund's average daily net assets during the month.

                                                                                        Annual Advisory Fee
Name of Series                                                                 (as a % of average daily net assets)
--------------                                                                 ------------------------------------
Claymore/Raymond James SB-1 Equity ETF                                                         0.75%
Claymore/BNY Mellon International Small Cap LDRs ETF                                           0.45%
Wilshire 5000 Total Market ETF                                                                 0.12%
Wilshire 4500 Completion ETF                                                                   0.18%
Wilshire US REIT ETF                                                                           0.32%
Wilshire 5000 Equal-Weighted ETF                                                               0.25%

                                    EXHIBIT B

CLAYMORE EXCHANGE-TRADED FUND TRUST

                                                                                        Annual Advisory Fee
Name of Series                                                                 (as a % of average daily net assets)
--------------                                                                 ------------------------------------
Claymore/BNY Mellon BRIC ETF                                                                   0.50%
Claymore/Zacks Sector Rotation ETF                                                             0.50%
Claymore/Zacks Multi-Asset Income Index ETF                                                    0.50%
Claymore/Sabrient Insider ETF                                                                  0.50%
Claymore/Sabrient Stealth ETF                                                                  0.50%
Claymore/Beacon Spin-Off ETF                                                                   0.50%
Claymore/Ocean Tomo Patent ETF                                                                 0.50%
Claymore/Sabrient Defender ETF                                                                 0.50%
Claymore/S&P Global Dividend Opportunities Index ETF                                           0.50%
Claymore/Ocean Tomo Growth Index ETF                                                           0.50%
Claymore/Zacks Mid-Cap Core ETF                                                                0.50%
Claymore/Morningstar Information Super Sector Index ETF                                        0.40%
Claymore/Morningstar Services Super Sector Index ETF                                           0.40%
Claymore/Morningstar Manufacturing Super Sector Index ETF                                      0.40%
Claymore/Zacks Dividend Rotation ETF                                                           0.50%
Claymore U.S. Capital Markets Bond ETF                                                         0.20%
Claymore U.S. Capital Markets Micro-Term Fixed Income ETF                                      0.20%
Claymore US-1 - The Capital Markets Index ETF                                                  0.25%